Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS FISCAL 2006 THIRD QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 16% and Contract Value Growth of 17.5%;
Announces Qualification for Washington, D.C. Tax Benefits and Guidance for 2006 Calendar Year;
Increases Share Repurchase Program; Announces Executive Promotions and New Research Program

WASHINGTON, D.C. — (February 7, 2006) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter of its fiscal year ending March 31, 2006. Revenues for the quarter increased 16% to $42.1 million, from $36.2 million in the third quarter of fiscal 2005. Contract value grew 17.5% to $165.6 million as of December 31, 2005, up from $141.0 million as of December 31, 2004. The Company recently received notification from the Office of Tax and Revenue of the District of Columbia that the Company has been certified effective January 1, 2004, as a Qualified High Technology Company (“QHTC”) under the New E-Conomy Transformation Act of 2000, as amended (the “Act”). This certification has the effect of reducing the Company’s statutory income tax rate as well as providing other benefits, which are discussed below. As a result of a one-time noncash income tax charge of $5.7 million arising from the Company’s new QHTC status, net income for the third quarter decreased 39.9% to $3.3 million, or $0.17 per diluted share, from $5.5 million, or $0.29 per diluted share in the same period a year ago. Excluding the one-time noncash charge related to the Company’s certification as a QHTC and an adjustment to reflect the resulting change in the Company’s effective tax rate, third quarter adjusted net income increased 25.0% to $7.4 million, or $0.38 per diluted share, from $5.9 million, or $0.32 per diluted share in the comparable period in the prior year. Adjusted results for the quarter ended December 31, 2004 exclude stock option related expenses and include income taxes at 41.0%. A reconciliation of the Company’s reported and adjusted results is set forth in the tables below.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We are very pleased with our financial results as we achieved revenue growth of 16% and contract value growth of 17.5% for the December quarter. For calendar 2005, we exceeded our stated goals, achieving revenue of $159.1 million or 17% growth and adjusted earnings per diluted share growth of 17% versus the prior year period. Our performance was driven by excellent research agendas across the board and ongoing program innovation which led to strong renewal performance and continued growth across our program portfolio. Most importantly, we continue to see significant attachment in the market to our model of providing proven best practices to address an increasingly complex array of strategic, management, and operational issues across the healthcare landscape.”

He added, “I am also pleased to announce the launch of our newest membership program, the Surgery Performance Program. This program assists Chief Operating Officers in enhancing the performance of the surgical suite, a department critical to hospitals’ profitability and physician relationships. Through best practice research, performance benchmarking data, and a robust, web-based analytical tool, the program aims to elevate surgical operations by increasing the efficiency of the operating rooms, analyzing physician performance and growing profitable procedure volumes. This program offering enhances a member institution’s ability to surface problems, improve decision-making and boost accountability across all functions impacting surgery operations. We have already established a strong charter membership for the program, including University of Texas Medical Branch Hospitals, Wake Forest University’s North Carolina Baptist Hospital, Clarian Health Partners, Carilion Health System and Geisinger Medical Center. The program is off to a strong start, and we are very excited about its potential.”

Washington, D.C. Tax Benefits

As a QHTC, the Company’s Washington, D.C. statutory income tax rate will be 0.0% through 2008 and 6.0% thereafter, versus 9.975% prior to this qualification. Under the Act, the Company is also eligible for certain Washington, D.C. income tax credits and other benefits. Accordingly, the Company expects its annual effective income tax rate will be approximately 33.4% for fiscal 2006. As a result of the certification as a QHTC, in the quarter ending December 31, 2005 the Company recorded a one-time noncash income tax charge of $5.7 million within the provision for income taxes consisting of a reduction in the value of the Company’s deferred tax assets and liabilities to reflect the lower Washington, D.C. income tax rate and the recognition of certain Washington, D.C. income tax credits as provided in the Act. This charge was partially offset by a $1.6 million benefit to reflect the change in the Company’s effective income tax rate from 40.5% to 33.4% due to the QHTC qualification. The Washington, D.C. tax benefits available to the Company as a QHTC are discussed more fully in the Company’s filings with the Securities and Exchange Commission, including its fiscal 2005 annual report on Form 10-K and quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2005.

Outlook for Calendar Year 2006

Although the Company operates on a fiscal year ending March 31, 2006, the Company is providing guidance for the calendar year 2006. The following summarizes the Company’s guidance for the twelve months ending December 31, 2006. For calendar year 2006, the Company estimates revenue of approximately $182.9 M, adjusted income from operations of approximately $46.6 million, and adjusted earnings per diluted share of approximately $1.78, and for the quarter ending March 31st, 2006, the Company estimates revenue of approximately $43.4 M and adjusted earnings per diluted share of approximately $0.44 (1). The Company expects an effective income tax rate of approximately 33.4% in the March quarter and 33.9% for the last three quarters of calendar year 2006. Consistent with the Company’s past presentations, adjusted results exclude equity-based compensation expenses. Adjusted results are estimated using effective tax rates and number of weighted average diluted shares calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).

For comparison purposes, the Company is presenting the following adjusted results for calendar 2005. A reconciliation of the adjusted information below to the GAAP results is provided in the accompanying tables. The adjusted results exclude equity-based compensation expenses and utilize an effective tax rate and diluted share count for calendar 2005 that has been calculated on a basis consistent with the Company’s calendar 2006 quarterly estimates provided above.

				Twelve
				Months
	Three Months Ending			Ending
March 31,	June 30,	September 30,	December 31,	December 31,
2005	2005	2005	2005	2005

(in thousands except tax rates and per share information)
Adjusted income before provision
for income taxes (1)
Adjusted net income (1) (2)
Adjusted earnings per diluted
share (1) (2)
Adjusted effective tax rate (2)
Adjusted weighted average
diluted shares (2)
$11,804 $7,779 $0.40 34.1% 19,529	$11,311 $7,318 $0.37 35.3% 19,899	$11,697 $7,568 $0.38 35.3% 19,912	$12,501 $8,088 $0.41 35.3% 19,604	$47,313 $30,753 $1.56 35.0% 19,737

(1)	Excludes equity-based compensation expenses (including option-related expenses, the effects of SFAS No. 123(R), and restricted share or restricted share unit compensation expenses).

(2)	Reflects the Company’s certification as a QHTC; also includes the effect of SFAS No. 123(R) on the Company’s effective tax rate and number of weighted average diluted shares outstanding for the June, September, and December quarters of calendar 2005 (provided for comparison purposes with the June, September, and December quarters of calendar 2006 in which SFAS No. 123(R) will be in effect).

See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with accounting principles generally accepted in the United States.

Share Repurchase

During the three months ended December 31, 2005, the Company repurchased 170,838 shares of its common stock at a total cost of approximately $8.5 million. To date the Company has repurchased 2,159,372 shares of its common stock at a total cost of approximately $81.4 million.

The Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $50 million of the Company’s common stock, bringing the total amount authorized to be spent under the program to $150 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At December 31, 2005, the Company had approximately $156.9 million in cash and marketable securities and no debt.

David Felsenthal and Richard Schwartz Promoted and Named Executive Vice Presidents; Michael Kirshbaum Named CFO

The Company also announced that David Felsenthal has been promoted from Chief Financial Officer to Executive Vice President, and Richard Schwartz has been promoted from General Manager to Executive Vice President. Both Mr. Felsenthal and Mr. Schwartz will carry significantly more responsibility overseeing strategy and operations across the firm. Mr. Williams commented, “David and Richard have been an invaluable part of our management team for the past several years, and I am looking forward to an expansion of their leadership roles as we continue to build a world-class best practice research company.”

The Company also named Michael Kirshbaum, previously the Company’s Senior Director of Finance, as CFO. Mr. Williams added, “I am also delighted Michael will be succeeding David as CFO. Michael has worked closely with David and me over the past several years as a member of our finance team and has been instrumental in driving our growth strategy and overall success as a public company.” Mr. Kirshbaum, who has an Economics degree from Duke University, joined the Company in 1998 and has held a variety of positions across the finance group. Recently he has been responsible for most of the Company’s finance operations including the Company’s overall financial strategy and budgeting process, as well as a number of other accounting functions.

The Company also named Thomas Aprahamian to the position of Chief Accounting Officer, Treasurer and Secretary, in addition to his Controller function. Mr. Aprahamian, who will report to Mr. Kirshbaum, is a CPA and has an Accounting degree from James Madison University. He has over fifteen years experience in various senior finance and accounting roles. He began his career in 1990 with Arthur Andersen & Co., and joined the Company as Controller in 2001.

Mr. Williams concluded, “Overall, we are very excited about our research agenda for the coming year as well as the organizational changes we have put in place to prepare us for our next phase of development. Healthcare executives face a myriad of challenges from fractious physician relations and changing service line economics to the deployment of clinical information systems and increasing scrutiny over quality of care. Our ongoing ability to offer proven best practices and comprehensive decision support at a low cost provides a strong value proposition for our member organizations and an excellent platform for future growth.”

###

The Company will hold an investor conference call to discuss its third quarter performance this evening, February 7, 2006, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Information” found under the tab “About Us.” To participate by telephone, the dial-in number is 800-901-5218 and the access code is 74224088. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Tuesday, February 7, until 8:00 p.m. Tuesday, February 14, 2006.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of more than 2,500 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude noncash income tax charges and equity-based compensation charges, as well as providing adjusted effective tax rates for calendar 2005 using similar assumptions as those that will be used in calendar 2006, provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123(R) and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for calendar year 2006 to GAAP as equity-based compensation and related expense are dependent upon a number of unknown factors, including the amount, type and timing of stock-based compensation grants, future stock prices, and the extent (if any) to which employee stock options are exercised. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123(R) including the effect of the amount, type and timing of future stock-based compensation grants, and various factors that could affect the estimated tax rate, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

	THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	AND OTHER OPERATING STATISTICS
	(In thousands, except per share data)
	Three Months Ending		Selected	Nine Months Ending		Selected
	December 31,		Growth	December 31,		Growth
	2005	2004	Rates	2005	2004	Rates
Statements of Operations
Revenues	$42,112	$36,206	16.3%	$121,346	$103,911	16.8%

Cost of services	18,035	15,059		52,031	42,899
Member relations and marketing	8,782	7,454		25,076	20,743
General and administrative	3,915	4,214		11,774	12,357
Depreciation and loss on disposal of assets	327	400		1,211	1,392
Stock option related expense	—	316		—	316
Income from operations	11,053	8,763		31,254	26,204
Interest income	1,448	1,001		4,255	2,810
Income before provision for income taxes	12,501	9,764		35,509	29,014
Provision for income taxes	(9,208)	(4,282)		(18,526)	(12,079)
Net income	$3,293	$5,482		$16,983	$16,935

Earnings per share
Basic	$0.17	$0.31		$0.89	$0.96
Diluted	$0.17	$0.29		$0.85	$0.89
Weighted average common shares outstanding
Basic	18,825	17,452		19,046	17,553
Diluted	19,748	18,861		19,960	19,074
Percentages of Revenues
Cost of services	42.8%	41.6%		42.9%	41.3%
Member relations and marketing	20.9%	20.6%		20.7%	20.0%
General and administrative	9.3%	11.6%		9.7%	11.9%
Depreciation and loss on disposal of assets	0.8%	1.1%		1.0%	1.3%
Income from operations	26.2%	24.2%		25.8%	25.2%
Net income	7.8%	15.1%		14.0%	16.3%
Contract Value (at end of period)	$165,649	$141,026	17.5%

	THE ADVISORY BOARD COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO ADJUSTED RESULTS
	(In thousands, except per share data)
	Three Months Ending		Selected	Nine Months Ending		Selected
	December 31,		Growth	December 31,		Growth
	2005	2004	Rates	2005	2004	Rates
Adjusted data for the three and nine months
ending December 31, 2005 and 2004 (1) (2):
Income from operations, as reported	$11,053	$8,763		$31,254	$26,204
Special compensation and stock option related
related expense	—	316		—	316
Adjusted income from operations	11,053	9,079		31,254	26,520
Interest income	1,448	1,001		4,255	2,810
Adjusted income before provision for
income taxes	12,501	10,080		35,509	29,330
Adjusted provision for income taxes	(5,063)	(4,133)		(14,381)	(12,025)
Adjusted net income	$7,438	$5,947		$21,128	$17,305

Adjusted earnings per share
Basic	$0.40	$0.34		$1.11	$0.99
Diluted	$0.38	$0.32	18.8%	$1.06	$0.91	16.5%
Percentages of Revenues
Adjusted income from operations (1)	26.2%	25.1%		25.8%	25.5%
Adjusted net income (1)(2)	17.7%	16.4%		17.4%	16.7%
					Twelve
					Months
		Three Months Ending			Ending

	March 31,	June30,	Sept 30,	Dec 31,	Dec 31,
	2005	2005	2005	2005	2005

Adjusted data for calendar year 2005 (1) (3):
Income before provision for income taxes, as reported	$10,867	$11,311	$11,697	$12,501	$46,376
Special compensation and stock option
related expense	937	—	—	—	937
Adjusted income before provision for
income taxes	11,804	11,311	11,697	12,501	47,313
Adjusted provision for income taxes	(4,025)	(3,993)	(4,129)	(4,413)	(16,560)
Adjusted net income	$7,779	$7,318	$7,568	$8,088	$30,753

Adjusted earnings per diluted share	$0.40	$0.37	$0.38	$0.41	$1.56
Effective tax rate, as reported	41.0%	40.5%	40.5%	73.7%	49.6%
Net adjustment to reflect the Company’s status
as a QHTC and to include the effect of
SFAS No. 123(R) (3)	(6.9%)	(5.2%)	(5.2%)	(38.4%)	(14.6%)

Adjusted effective tax rate	34.1%	35.3%	35.3%	35.3%	35.0%

Weighted average diluted shares, as reported	19,428	19,993	20,020	19,748	19,797
Net adjustment to reflect the Company’s status as a
as a QHTC and to include the effect of
SFAS No. 123(R) (3)	101	(94)	(108)	(144)	(60)
Adjusted weighted average diluted shares	19,529	19,899	19,912	19,604	19,737

(1)	Excludes equity-based compensation expenses (including option-related expenses, the effects of SFAS No. 123(R), and restricted share or restricted share unit compensation expenses).
(2)	The adjusted provision for income taxes includes taxes of 40.5% and 41.0% for the fiscal years ending March 31, 2006 and 2005, respectively, and excludes a one-time, noncash charge to our deferred tax asset of $5.7 million, net of the true up of $1.6 million for the change in the effective tax rate from 40.5% to 33.4% for the six months ending September 30, 2005, arising from the Company’s recently confirmed QHTC status.
Reflects the Company’s certification as a QHTC; also includes the effect of SFAS No. 123(R) on the Company’s effective tax rate and number of weighted average diluted shares outstanding for the June, September, and December quarters of calendar 2005 (provided for comparison purposes with the June, September, and December quarters of calendar 2006 in which SFAS No. 123(R)
(3) will be in effect).

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	March 31,
	2005	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,461	$27,867
Marketable securities	4,461	3,003
Membership fees receivable, net	50,013	21,320
Prepaid expenses and other current assets	3,041	2,430
Deferred income taxes	18,978	19,774
Total current assets	100,954	74,394
Fixed assets, net	9,114	9,023
Intangible assets, net	6,143	—
Deferred incentive compensation and other charges	11,203	6,189
Deferred income taxes, net of current portion	16,299	33,489
Marketable securities	127,992	122,044
Total assets	$271,705	$245,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$109,003	$82,262
Accounts payable and accrued liabilities	14,965	8,733
Accrued incentive compensation	8,130	7,820
Total current liabilities	132,098	98,815
Other long-term liabilities	755	1,010
Total liabilities	132,853	99,825

Stockholders’ equity:
Common stock	200	199
Additional paid-in capital	143,584	142,040
Retained earnings	44,908	27,925
Accumulated elements of comprehensive income	(1,589)	(1,273)
Treasury stock	(48,251)	(23,577)
Total stockholders’ equity	138,852	145,314

Total liabilities and stockholders’ equity	$271,705	$245,139

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$16,983	$16,935
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	1,330	1,276
Amortization of intangible assets acquired	86	—
Loss on disposal of fixed assets	—	116
Deferred income taxes	18,229	12,456
Amortization of marketable securities premiums	585	523
Changes in operating assets and liabilities:
Member fees receivable	(28,492)	(16,871)
Prepaid expenses and other current assets	(557)	(661)
Deferred incentive compensation and other charges	(5,124)	(812)
Deferred revenues	26,594	14,766
Accounts payable and accrued liabilities	4,451	(152)
Accrued incentive compensation	310	313
Other liabilities	(360)	1,137

Net cash flows provided by operating activities	34,035	29,026

Cash flows from investing activities:
Purchases of property and equipment	(1,336)	(3,964)
Purchase of marketable securities	(15,933)	(22,242)
Redemption of marketable securities	7,400	20,713
Cash paid for acquisition, net of cash acquired	(3,596)	—
Net cash flows used in investing activities	(13,465)	(5,493)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	791	7,343
Proceeds on issuance of stock under ESPP	278	207
Repayment of debt assumed in acquisition	(371)	—
Purchases of treasury stock	(24,674)	(34,671)
Net cash flows used in financing activities	(23,976)	(27,121)

Net decrease in cash and cash equivalents	(3,406)	(3,588)
Cash and cash equivalents, beginning of period	27,867	41,389
Cash and cash equivalents, end of period	$24,461	$37,801